SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **YABOO, INC.**, did on August 11, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 12, 2008.

ROSS MILLER
Secretary of State

By Angela Warner
Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20080535986-26
Ross Miller	Filing Date and Time
Secretary of State	08/11/2008 3:29 PM
State of Nevada	Entity Number
	E0510482008-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	YABOO, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000 — Par value per share: $ $0.0010 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) BAOGUO JIANG Name 375 N STEPHANIE ST. STE. 1411 — HENDERSON — NV — 89014 Street Address — City — State — Zip Code 2) JIANHUA LI Name 375 N. STEPHANIE ST. STE. 1411 — HENDSERONS — NV — 89014 Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL ACTIVITY
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Cecilia Padilla on behalf of Incorp Services Inc. X [signature] Name — Incorporator Signature 375 N. STEPHANIE ST. STE. 1411 — HENDERSON — NV — 89014 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] on behalf of InCorp Services, Inc. — 07/29/2008 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of YABOO, INC.
Name of Business Entity

I, INCORP SERVICES, INC.
Name of Registered Agent

am a: (complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada Zip Code
Mailing Address (if different from street address)	City	Nevada Zip Code

and hereby state that on 07/29/2008 (Date) I accepted the appointment as registered agent for the above named business entity.

Signature:

X [signature] on behalf of InCorp Services, Inc. 7/29/08
Authorized Signature of R.A. or On Behalf of R.A. Company — Date